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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 by and between


        LASALLE BANK NATIONAL ASSOCIATION, EAST WEST MOTOR EXPRESS,
                                      INC.



                                       and


                           SMITHWAY MOTOR XPRESS, INC.


                           Dated As Of Dec 28th, 2001


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

                                TABLE OF CONTENTS

                                                                           Page

1. DEFINITIONS.... ..........................................................2

2. LOANS.....................................................................9
   (a) Revolving Loans.......................................................9
   (b) Term Loan A..........................................................10
   (c) Capital Expenditure Loans............................................11
   (d) Repayments...........................................................11
   (e) Notes................................................................12

3. LETTERS OF CREDIT........................................................13
   (a) General Terms........................................................13
   (b) Requests for Letters of Credit.......................................13
   (c) Obligations Absolute.................................................13
   (d) Expiration Dates of Letters of Credit................................14

4. INTEREST, FEES AND CHARGES...............................................14
   (a) Interest Rate........................................................14
   (b) Fees And Charges.....................................................14
   (c) Maximum Interest.....................................................15

5. COLLATERAL...............................................................16
   (a) Grant of Security Interest to Lender.................................16
   (b) Other Security.......................................................16
   (c) Possessory Collateral................................................17
   (d) Electronic Chattel Paper.............................................17

6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN..17

7. POSSESSION OF COLLATERAL AND RELATED MATTERS.............................18

8. COLLECTIONS..............................................................18

9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.............20
   (a) Weekly Reports.......................................................20
   (b) Monthly Reports......................................................21
   (c) Financial Statements.................................................21
   (d) Annual Projections...................................................21
   (e) Explanation of Budgets and Projections...............................21
   (f) Public Reporting.....................................................22
   (g) Other Information....................................................22

10.TERMINATION; AUTOMATIC RENEWAL...........................................22

11.REPRESENTATIONS AND WARRANTIES...........................................23
   (a) Financial Statements and Other Information...........................23
   (b) Locations............................................................23
   (c) Loans by Borrower....................................................24

   (d) Accounts.............................................................24
   (e) Liens................................................................24
   (f) Organization, Authority and No Conflict..............................24
   (g) Litigation...........................................................25
   (h) Compliance with Laws and Maintenance of Permits......................25
   (i) Affiliate Transactions...............................................25
   (j) Names and Trade Names................................................25
   (k) Equipment............................................................26
   (l) Enforceability.......................................................26
   (m) Solvency.............................................................26
   (n) Indebtedness.........................................................26
   (o) Margin Security and Use of Proceeds..................................26
   (p) Parent, Subsidiaries and Affiliates..................................27
   (q) No Defaults..........................................................27
   (r) Employee Matters.....................................................27
   (s) Intellectual Property................................................27
   (t) Environmental Matters................................................27
   (u) ERISA Matters........................................................28

12.AFFIRMATIVE COVENANTS....................................................28
   (a) Maintenance of Records...............................................28
   (b) Notices..............................................................28
   (c) Compliance with Laws and Maintenance of Permits......................30

13.NEGATIVE COVENANTS.......................................................33

14.FINANCIAL COVENANTS......................................................36

15.DEFAULT..................................................................36

16.REMEDIES UPON AN EVENT OF DEFAULT........................................39

17.CONDITIONS PRECEDENT.....................................................40

19.INDEMNIFICATION..........................................................42

20.NOTICE...................................................................43

21.CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION...................43

22.MODIFICATION AND BENEFIT OF AGREEMENT....................................44

23.HEADINGS OF SUBDIVISIONS.................................................45

24.POWER OF ATTORNEY........................................................45

25.CONFIDENTIALITY..........................................................45

26.COUNTERPARTS.............................................................45

27.ELECTRONIC SUBMISSIONS...................................................45

28.WAIVER OF JURY TRIAL; OTHER WAIVERS......................................46

EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

SCHEDULE 1 - PERMITTED LIENS

SCHEDULE 11(g) - LITIGATION

SCHEDULE 11(i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -- NAMES & TRADE NAMES

SCHEDULE 11 (n) -- INDEBTEDNESS

SCHEDULE 11 (p) -- PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 28th day of December, 2001 by and between LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, SMITHWAY MOTOR XPRESS, INC., an Iowa corporation, having its principal place of business at 2031 Quail Avenue, Fort Dodge, Iowa 50501
("Smithway Inc."), East West Motor Express, Inc. a South Dakota corporation, having its principal place of business at 1170 JB Drive, Black Hawk, South Dakota 57718 ("East West") (Smithway Inc. and East West each a "Borrower" and collectively the "Borrowers").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Smithway Inc., Smithway Motor Xpress Corp. ("Smithway Corp.") and Lender are parties to a certain Credit Agreement, dated September 3, 1997 as it may be amended (the "Original Credit Agreement") and various other agreements;

     WHEREAS, Smithway Inc. and Lender are parties to that certain Security Agreement dated as of October 30, 1998 (the "Original Security Agreement", which together with the Original Credit Agreement is collectively referred to as the "Original Agreement");

     WHEREAS, Smithway Corp. is a guarantor of the Obligations under and as defined in the Original Credit Agreement pursuant to that certain Guaranty dated September 3, 1997 (the "Smithway Corp. Original Guaranty");

     WHEREAS, East West East West is a guarantor of the Obligations under and as defined in the Original Credit Agreement pursuant to that certain Guaranty dated March 15, 1998 (the "East West Original Guaranty");

     WHEREAS, the obligations of East West under the East West Original Guaranty are secured by a lien on substantially all of its assets pursuant to a Security Agreement dated as of October 30, 1998 (the "East West Original Security Agreement");

     WHEREAS, SMSD Acquisition Corp., a South Dakota corporation ("SMSD") is a guarantor of the Obligations under and as defined in the Original Credit Agreement pursuant to that certain Guaranty dated December 17, 1999 (the "SMSD Original Guaranty");

     WHEREAS,  the  obligations  of SMSD under the SMSD  Original  Guaranty  are secured by a lien on substantially all of its assets pursuant to a Security Agreement dated as of December 17, 1999 (the "SMSD Original Security Agreement");

     WHEREAS, Lender is making Loans under and as defined in the Original Credit Agreement to Smithway Inc. in part, against certain assets of East West;

     WHEREAS, Smithway Inc, East West and Smithway Corp. have requested that Lender extend the terms of the Original Agreement and amend certain terms and conditions set forth therein and Lender is willing to do so subject to the terms and conditions set forth in this Agreement;

     WHEREAS, Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1.  DEFINITIONS.

     "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

     "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Borrower, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Borrower.

     "Business Day" shall mean any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

     "Capital   Expenditure  Loans"  shall  mean  the  Loans  made  pursuant  to subsection 2c hereof.

     "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by the Consolidated Group during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and Equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of the Consolidated Group.

     "Collateral"  shall mean all of the property of each Borrower  described in
Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Consolidated Group" shall mean Smithway Corp. and its subsidiaries.

     "EBITDA" shall mean, with respect to any period, the Consolidated Group's net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense (including implicit interest expense on capitalized leases), income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

     "Eligible Account" shall mean an Account owing to a Borrower which is acceptable to Lender in its sole discretion determined in good faith for lending purposes (provided that Lender shall give such Borrower written notice of any eligibility criteria established by Lender and not set forth herein). Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

               (i) it is genuine and in all respects what it purports to be;

               (ii) it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

               (iii) it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower's business, and
          (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor,
          (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and
          (z) such Borrower has possession of, or such Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

               (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder or with respect to advances at subsection 2(a)(ii) hereof, is no more than three (3) days prior to the invoicing thereof, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account
          Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

               (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

               (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

               (vii) the Account Debtor thereunder is not a director, officer, employee or agent of a Borrower, or a Subsidiary, Parent or Affiliate;

               (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

               (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

               (x) the Account Debtor is located within the United States of America or Canada;

               (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

               (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or
          (B) which violates any of the covenants of such Borrower contained in this Agreement;

               (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Borrower, exceeds a credit limit determined by Lender in its sole discretion determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit), provided that Lender shall give such Borrower written notice of any such credit limit; and

               (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion determined in good faith.

     "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's business or facilities  owned or  operated  by such  Borrower,  including  laws  relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified in Section 15 hereof.

     "Fiscal Year" shall mean each twelve (12) month accounting period of Borrowers, which ends on December 31st of each year.

     "Fixed Charges" shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of the Consolidated Group for borrowed money, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of the Consolidated Group, plus scheduled payments of interest during the applicable period with respect to all indebtedness of the Consolidated Group for borrowed money including capital lease obligations, plus unfinanced

Capital Expenditures of the Consolidated Group during the applicable period, plus cash payments during the applicable period in respect of income or franchise taxes of the Consolidated Group.

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     "Indemnified Party" shall have the meaning specified in Section 18 hereof.

     "Letter of Credit" shall mean any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

     "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and
(ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

     "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrowers to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

     "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrowers hereunder.

     "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.

     "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

     "Maximum Loan Limit" shall mean Thirty-Two Million Five Hundred Thousand and No/100 Dollars ($32,500,000.00).

     "Maximum Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

     "Obligor" shall mean Borrowers and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

     "Original Term" shall have the meaning specified in Section 10 hereof.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

     "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

     "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which a Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1; (vi) liens specifically permitted by Lender in writing; and
(vii) involuntary liens securing amounts less than $100,000.00 and which are released or for which a bond acceptable to Lender in its sole discretion, determined in good faith, has been posted within ten (10) days of its creation.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.

     "Prime Rate" shall mean Lender's publicly announced prime rate (which is not intended to be Lender's lowest or most favorable rate in effect at any time) in effect from time to time.

     "Prime Rate Loans" shall mean the Loans bearing interest with reference to the Prime Rate.

     "Renewal Term" shall have the meaning specified in Section 10 hereof.

     "Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.

     "SMSD Transactions" means the dividend to Smithway Corp. by Smithway Inc. of one or more promissory notes executed by Smithway Inc. in favor of Smithway Corp., up to the amount permitted under this Agreement the contribution of the notes to SMSD by Smithway Corp., the payment of interest on the notes to SMSD by Smithway Inc., the dividend of such interest payments to Smithway Corp. by SMSD, the lending of money in the amount of such dividends to Smithway Inc. by Smithway Corp., and the issuance of additional promissory notes to Smithway Corp. by Smithway Inc.

     "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Borrower or any partnership of which a Borrower is a general partner.

     "Tangible Net Worth" shall have the meaning specified in subsection 14(a) hereof.

     "Term Loan A" shall have the meaning specified in subsection 2(b) hereof.

     "Term Loans" shall mean, collectively, Term Loan A and the Capital Expenditure Loans.

     2.  LOANS.

     (a) Revolving Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, absent the occurrence of an Event of Default, make revolving loans and advances to Borrowers' (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

     (i) Up to eighty-five percent (85%), or such lesser percentage as determined by Lender in its sole discretion determined in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers' business) of Borrowers' Eligible Accounts (consisting solely of Eligible Accounts other than those set forth at subsection (ii) immediately below); plus

     (ii) Up to eighty-five percent (85%), or such lesser percentage as determined by Lender in its sole discretion determined in good faith, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers' business) of Borrowers' Eligible Accounts (consisting solely of Accounts which are unbilled for three (3) days or less) or Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), whichever is less; minus

     (iii) such reserves as Lender elects, in its sole discretion determined in good faith to establish from time to time;

provided, that the Revolving Loan Limit shall in no event exceed Thirty-Two Million Five Hundred Thousand and No/100 Dollars ($32,500,000.00) less the then-outstanding principal balance of the Term Loans (the "Maximum Revolving Loan Limit") except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Lender, in its sole discretion.

     The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

     Each Borrower hereby authorizes Lender, in its sole discretion, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

     A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower requesting such Revolving Loan shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan. In the event that a Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless a Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from such Borrower, Lender shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

     Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

     (b) Term Loan A.

     Lender has made a term loan to Borrowers against certain of Borrowers' Equipment, of which Eighteen Million Five Hundred Thousand and No/100 Dollars ($18,500,000.00) remains outstanding (the "Term Loan A").

     (c) Capital Expenditure Loans.

     Subject to the terms and conditions of this Agreement and the Other Agreements, from time to time after the initial Loans are advanced hereunder, Lender shall make advances to Borrowers up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such advances, which Equipment is acceptable to Lender in its sole discretion, and upon which Lender shall have a first priority perfected security interest; provided, that (i) the aggregate amount advanced for such purchases shall not exceed Two Million and No/100 Dollars ($2,000,000.00) during any Fiscal Year or Four Million and No/100 Dollars ($4,000,000.00) during the Original Term and Renewal Term, (ii) at least two (2) Business Days prior to any such advance hereunder, such Borrower shall have furnished to Lender an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Lender shall required to assure that Lender has a first priority perfected security interest in such Equipment within twenty (20) days of each advance hereunder, and (iii) each advance hereunder shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Capital Expenditure Loans").

     (d) Repayments.

     The Liabilities shall be repaid as follows:

     (i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loans) shall be repaid by Borrowers on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

     (ii) Repayment of Term Loan A. The Term Loan A shall be repaid in seventy-two (72) equal monthly installments of Two Hundred Fifty-Six Thousand Nine Hundred Forty-Four and 44/100 Dollars ($256,944.44) (subject to reduction upon application of any proceeds pursuant to subsection 2(d)(iv)(A) hereof) payable on February 1, 2002 and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of the month); provided that any remaining outstanding principal balance of the Term Loan A shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     (iii) Repayment of Capital Expenditure Loans. Each Capital Expenditure Loan shall be repaid in seventy-two (72) equal monthly installments in an amount sufficient to repay such Capital Expenditure Loan in full by the final payment. Such payments shall be made on the thirtieth (30th) day following the date of each such advance, and on the corresponding day of each month thereafter (or if there is no corresponding day, on the last day of each such month); provided that any remaining outstanding principal balance of the Capital Expenditures Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

     (iv) Mandatory Prepayments of the Term Loans.

     (A) Sales of Assets. Upon receipt of the proceeds of the sale or other disposition of any Equipment constituting Collateral hereunder or real property of a Borrower which is subject to a mortgage in favor of Lender, or if any of such Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by such Borrower to Lender as a mandatory prepayment (i) with respect to the proceeds of any existing Equipment constituting Collateral hereunder, such proceeds shall be applied as a prepayment of Term Loan A, such payment to be applied pro rata against the remaining installments of principal until such Term Loan A is repaid in full, and then against the Capital Expenditure Loans, such prepayment to be applied pro rata against the remaining installments of principal until such Capital Expenditure Loans are repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion; and (ii) with respect to the proceeds of any Equipment purchased under the Capital Expenditure Loans, such proceeds shall be applied as a prepayment of the Capital Expenditure Loans, such payment to be applied pro rata against the remaining installments of principal until repaid in full, and then against Term Loan A, such payment to be applied pro rata against the remaining installments of principal until repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion; provided, however, that notwithstanding the foregoing, with respect to any Equipment constituting Collateral hereunder that is traded in (the "Traded Equipment") towards the purchase of Equipment purchased under the Capital Expenditure Loans and having a value equal to or greater than the value of the Traded Equipment, as determined by Lender in its sole discretion exercised in good faith, such proceeds may be applied towards the purchase of such Equipment and not as a mandatory prepayment.

     (e) Notes.

     The Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

     3.  LETTERS OF CREDIT.

     (a) General Terms.

     Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender shall, absent the existence of an Event of Default, from time to time issue, upon a Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Ten Million and No/100 Dollars ($10,000,000.00). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and each Borrower agrees that each payment made by Lender in respect of a Letter of Credit shall constitute a Loan hereunder. Borrowers shall remit to Lender a Letter of Credit fee equal to one and one-fourth percent (1-1/4th%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrowers shall also pay on demand the normal and customary administrative charges of the Lender for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

     (b) Requests for Letters of Credit.

     Each Borrower shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

     (c) Obligations Absolute.

     Each Borrower shall be obligated to reimburse Lender, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit or Lender, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind by Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of a Borrower's obligations hereunder. It is understood and agreed by each Borrower that Lender may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

     (d) Expiration Dates of Letters of Credit.

     The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

     4.  INTEREST, FEES AND CHARGES.

     (a) Interest Rate.

     Each Loan shall bear interest at the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default and during the continuance thereof, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 365-day year.

     (b) Fees And Charges.

     (i) Facilities Fee: Borrowers shall pay to Lender an annual facilities fee equal to one-fourth of one percent (1/4th of 1%) of the Maximum Loan Limit, which fee shall be fully earned by Lender on the date hereof and on each anniversary of the date hereof during the Original Term and any Renewal Term and which shall be payable on the last day of each month during the Original Term and any Renewal Term.

     (ii) Costs and Expenses: Borrowers shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (other than attorney's fees of Lender's in house counsel), incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrowers and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and
(iv) administration and enforcement of any of Lender's rights under this Agreement or any Other Agreement. Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with Lender and any additional services requested by a Borrower from Lender. All such costs, expenses and charges shall constitute Liabilities hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (iii) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrowers of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrowers shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

     (c) Maximum Interest. It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

     5.  COLLATERAL.

     (a) Grant of Security Interest to Lender.

     As security for the payment of all Loans now or in the future made by Lender to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of such Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory;
(d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles (other than Equipment and vehicles subject to a Permitted Lien hereunder to the extent that the terms of the agreements with the holder of such Permitted Lien prohibit the granting of a security interest to another Person) and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) any other property of such Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower's books and records relating to any of the foregoing and to such Borrower's business.

     (b) Other Security.

     Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrowers to

Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (c) Possessory Collateral.

     Immediately upon any Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

     (d) Electronic Chattel Paper.

     To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

     6.  PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
THEREIN.

     Each Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify such Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

     7.  POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until otherwise notified by Lender following the occurrence of an Event of Default, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower's business, to (a) sell, lease or furnish under contracts of service any of such Borrower's Inventory normally held by such Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; and (c) dispose of obsolete or unuseful Equipment in the ordinary course of business so long as all of the proceeds of such Equipment constituting Collateral hereunder are paid to Lender for application to the Liabilities (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower, provided that a sale of Inventory to a creditor of such Borrower resulting in a valid Account owing to such Borrower by such creditor shall not constitute a transfer or sale in satisfaction, partial, or complete, of a debt owed by such Borrower.

     8.  COLLECTIONS.

     (a) Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Each Borrower shall establish an account (the "Lock Box Account") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If a Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from such Borrower, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Liabilities in accordance with the terms of this Agreement. Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by a Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower's behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney and agent-in-fact (i) to endorse such Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrower's mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

     (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Borrower's Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Lender deems advisable;
(v)  prepare,  file  and  sign  such

Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill such Borrower's obligations under this Agreement and the Other Agreements and to allow Lender to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

     (c) For purposes of calculating interest and fees, Lender shall, within two
(2) Business Days after receipt by Lender at its office in Chicago,  Illinois of
(i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

     (d) On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless a Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to such Borrower and any such notice shall only constitute an objection to the items specifically identified.

     9.  COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

     (a) Weekly Reports.

     Each Borrower shall deliver to Lender an executed loan report and certificate in Lender's then current form at least once each week (or more frequently as requested by Lender during the existence of an Event of Default), which shall be accompanied by copies of such Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of such Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts as may be reasonably requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

     (b) Monthly Reports.

     Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event within twenty (20) days after the end of each month, (A) a detailed trial balance of each Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of each Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.

     (c) Financial Statements.

     Borrowers shall deliver or cause to be delivered to Lender, on a consolidated and consolidating basis, the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:
(i) no later than twenty (20) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income and retained earnings of the Consolidated Group but excluding cash flow, certified by the Chief Financial Officer of Smithway Corp.; and (ii) no later than the filing date of Smithway Corp.'s Annual Report on form 10-K, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Lender, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that Lender is relying upon such financial statements in connection with the exercise of its rights hereunder, provided, that Borrowers shall only be required to use its reasonable efforts exercised in good faith to obtain such letter; and (B) copies of any management letters sent to a Borrower by such accountants;

     (d) Annual Projections.

     As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrowers shall deliver to Lender, on a consolidated and consolidating basis, projected balance sheets, statements of income and cash flow for the Consolidated Group, for each of the twelve (12) months during such Fiscal Year, and projected balance sheet at the end of each quarter in each Fiscal Year, all of which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

     (e) Explanation of Budgets and Projections.

     In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrowers shall deliver a letter signed by the President or a Vice President of Smithway Corp. and by the

Treasurer or Chief Financial Officer of Smithway Corp., describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers.

     (f) Public Reporting.

     Promptly upon the filing thereof, each Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Smithway Corp. or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

     (g) Other Information.

     Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

     10. TERMINATION; AUTOMATIC RENEWAL.

     THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL Dec 31, 2004 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO
SECTION 16 HEREOF; OR (B) A BORROWER OR LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTY WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM IN WHICH CASE BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If one or more of the events specified in clauses (a) and (b) occurs, then
(i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrowers, and if Borrowers are obtaining new financing from another lender, Borrowers shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account. If, during the term of this Agreement, Borrowers prepay all of the Liabilities from any source other than income from the ordinary course operations of Borrowers' business and this Agreement is terminated, Borrowers agree to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) one percent (1%) of the Maximum Loan Limit if such prepayment occurs prior to the end of the first anniversary of the date hereof.

     11. REPRESENTATIONS AND WARRANTIES.

     Each Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrowers' execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

     (a) Financial Statements and Other Information.

     The financial statements and other information delivered or to be delivered by Borrowers to Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of the Consolidated Group, and there has been no material adverse change in the financial condition, the operations or any other status of a Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by each Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

     (b) Locations.

     The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's principal place of business and all of each Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Lender has been advised by a Borrower in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which a Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Lender has been advised by a Borrower in writing in accordance with subsection 12(b)(i) hereof.

     (c) Loans by Borrower.

     No Borrower has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, independent contractors, officers and directors of such Borrower for travel and other expenses arising in the ordinary course of such Borrower's business and loans permitted pursuant to subsection 13(f) hereof.

     (d) Accounts.

     Each Account which a Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definition of "Eligible Account" as set forth herein and as otherwise established by Lender from time to time.

     (e) Liens.

     Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

     (f) Organization, Authority and No Conflict.

     If Smithway Inc. is a corporation, limited liability company or partnership, Smithway Inc. is duly organized, validly existing and in good standing in the State of Iowa, its state organizational identification number is 37891 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Smithway Inc. is not so qualified, Smithway Inc. may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender's rights. If East West is a corporation, limited liability company or partnership, East West is duly organized, validly existing and in good standing in the State of South Dakota, its state organizational identification number is DB039720 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if East West is not so qualified, East West may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender's rights. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect on such Borrower, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.

     (g) Litigation.

     Except as disclosed to Lender on Schedule 11(g) hereto, there are no actions or proceedings which are pending or, to the best of a Borrower's knowledge, threatened against such Borrower which is, in the determination of each Borrower, reasonably likely to have a Material Adverse Effect on such Borrower, and each Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. No Borrower has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

     (h) Compliance with Laws and Maintenance of Permits.

     Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower. Each Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on such Borrower.

     (i) Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j) Names and Trade Names.

     Each Borrower's name has always been as set forth on the first page of this Agreement and no Borrower uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on
Schedule 11(j) hereto.

     (k) Equipment.

     Except for Permitted Liens, each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment constituting Collateral hereunder. No such Equipment is a Fixture to real estate unless such real estate is owned by such Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

     (l) Enforceability.

     This Agreement and the Other Agreements to which a Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

     (m) Solvency.

     Each Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

     (n) Indebtedness.

     Except as set forth on Schedule 11(n) hereto, no Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

     (o) Margin Security and Use of Proceeds.

     No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     (p) Parent, Subsidiaries and Affiliates.

     Except as set forth on Schedule 11(p) hereto, no Borrower has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person.

     (q) No Defaults.

     No Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on such Borrower.

     (r) Employee Matters.

     There are no controversies pending or threatened between a Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Borrower, and each Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on such Borrower.

     (s) Intellectual Property.

     Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it, except to the extent that the failure to possess such items would not have a Material Adverse Effect on such Borrower.

     (t) Environmental Matters.

     No Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower or its business, operations or assets or any properties at which a Borrower has transported, stored or disposed of any Hazardous Materials. No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (u) ERISA Matters.

     Each Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

     12. AFFIRMATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower covenants and agrees as follows:

     (a) Maintenance of Records.

     Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

     (b) Notices.

     Each Borrower shall:

     (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Borrower has previously advised Lender that such Goods will be used; provided, each Borrower has advised Lender that the Equipment is used in many states in the United States and in many provinces in Canada.

     (ii) Eligible Accounts. Promptly upon becoming aware thereof, notify Lender if any Account identified by such Borrower to Lender as an Eligible Account becomes ineligible for any reason.

     (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against such Borrower which might have a Material Adverse Effect on such Borrower and of any Commercial Tort Claims of such Borrower which may arise, which notice shall constitute such Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

     (iv) Names and Trade names. Notify Lender within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

     (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

     (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower or its business operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials unless, the foregoing could not reasonably be expected to have a Material Adverse Effect on such Borrower.

     (vii) Default; Material Adverse Change. Promptly advise Lender of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of such Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrowers to Lender in writing.

     (c) Compliance with Laws and Maintenance of Permits.

     Each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower and each Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Borrower. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid non-compliance, with any Environmental Law, at such Borrower's expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

     (d) Inspection and Audits.

     Each Borrower shall permit Lender, or any Persons designated by it, to call at such Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower's business as Lender may consider reasonable under the circumstances. Each Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of such Borrower's Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided, that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in such Borrower's name. Each Borrower authorizes Lender to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower with such Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrowers' independent public accountants. Borrowers shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

     (e) Insurance.

     Each Borrower shall:

     (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided, however, that if no Event of Default shall have occurred and is continuing, Borrowers may make, settle and adjust claims involving less than $100,000.00 in the aggregate per Fiscal Year without Lender's consent. Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled. If any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to such Borrower. Such insurance, if obtained by Lender, may, but need not, protect such Borrower's interests or pay any claim made by or against such Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon such Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (f) Collateral.

     Each Borrower shall keep the Collateral in good condition, repair and order, reasonable wear and tear excepted and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects. Each Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, each Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment constituting Collateral hereunder including, without limitation, certificates of title and applications of title. Each Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

     (g) Use of Proceeds.

     All monies and other property obtained by a Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of such Borrower.

     (h) Taxes.

Each Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that such Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) such Borrower keeps on deposit with Lender (such deposit to be held without interest) or a reserve is maintained against such Borrower's availability to borrow money under subsection 2(a), in either case, in an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If a Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by such Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

     (i) Intellectual Property.

     Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless, the foregoing could not reasonably be expected to have a Material Adverse Effect on such Borrower.

     (j) Checking Account.

     Each Borrower shall maintain its controlled disbursement account with Lender; provided, East West shall have ninety (90) days from the date hereof to transfer its controlled disbursement account to Lender. Normal charges shall be assessed thereon.

     (k) Federal Highway Administration.

     Each Borrower shall provide Lender with its safety rating within two (2) business days of receipt of any safety rating notification from the Federal Highway Administration pursuant to 49 C.F.R. ss. 385.

     13. NEGATIVE COVENANTS.

     Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain Lender's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, each Borrower agrees as follows:

     (a) Guaranties.

     No Borrower shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

     (b) Indebtedness.

     No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans, except that a Borrower may (i) borrow money from a person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital
Expenditures permitted pursuant to subsection 14(b) hereof; and (v) incur indebtedness pursuant to the SMSD

Transactions in an aggregate amount not to exceed Thirty-Nine Million and No/100 Dollars ($39,000,000.00) in any Fiscal Year of Borrowers so long as Lender has a prior perfected security interest in and lien upon substantially all of the assets of SMSD.

     (c) Liens.

     No Borrower shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

     (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

     No Borrower shall (i) enter into any merger or consolidation; (ii) change the state of Borrower's organization or enter into any transaction which has the effect of changing such Borrower's state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest, provided that, each Borrower may continue to enter into transactions under the following plans and arrangements on a basis consistent with each Borrower's practices prior to the date hereof: Incentive Stock Plan, New Employee Incentive Stock Plan, Independent Contractor Driver Bonus Plan, 1997 Profit Incentive Plan, Outside Director Stock Option Plan, annual rent ($5,000.00 in prior years) on a building leased by Smithway Inc. from Marlys Smith (wife of William G. Smith) is paid in stock, and annual bonuses issued in the form of stock, rather than cash. No Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

     (e) Dividends and Distributions.

     Except in connection with the SMSD Transactions, no Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity).

     (f) Investments; Loans.

     No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States;

nor shall any Borrower lend or otherwise advance funds to any Person except for advances made to employees, owner operators, officers and directors for travel and other expenses arising in the ordinary course of business and loans to employees and owner operators not exceeding, with respect to Borrowers, Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate outstanding for all Persons at any one time.

     (g) Fundamental Changes, Line of Business.

     No Borrower shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from such Borrower's current business, unless (i) such actions would not have a Material Adverse Effect on such Borrower, (ii) such actions would not affect the obligations of such Borrower to Lender, (iii) such actions would not affect the interpretation of any of the terms of this Agreement or the Other Agreements and
(iv) Lender has received ten (10) days prior written notice of such amendment or change.

     (h) Equipment.

     No Borrower shall (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord's agreement in favor of Lender on terms acceptable to Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

     (i) Affiliate Transactions.

     Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

     (j) Settling of Accounts.

     No Borrower shall settle or adjust any Account identified by a Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Lender.

     (k) Operating Lease Obligations.

     Borrowers shall not incur operating lease obligations requiring payments which would exceed One Million and No/100 Dollars $1,000,000.00 in the aggregate during any Fiscal Year of Borrowers.

     14. FINANCIAL COVENANTS.

     Each Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

     (a) Tangible Net Worth.

     The Consolidated Group's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as $18,500,000.00 at all times from the date hereof; and "Tangible Net Worth" being defined for purposes of this subsection as the Consolidated Group's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated December 31, 2000 except as set forth herein;

     (b) Capital Expenditure Limitations.

     Borrowers shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed (i) $15,000,000.00 during the 2002 Fiscal Year; and (ii) $20,000,000.00 during each of Fiscal Year 2003 and 2004.

     (c) Fixed Charge Coverage.

     As of the last day of each month from March 31, 2002 through December 31, 2002 for the period beginning January 1, 2002 and ending on each such date, Borrowers shall not permit the ratio of the Consolidated Group's EBITDA to Fixed Charges to be less than 1.0 to 1.0. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on such date, Borrowers shall not permit the ratio of the Consolidated Group's EBITDA to Fixed Charges to be less than 1.0 to 1.0.

     15. DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrowers hereunder:

     (a) Payment.

     The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

     (b) Breach of this Agreement and the Other Agreements.

     The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by a Borrower under subsections 12(b)(i), (iv), (v), (vi), 12(c) and 12(i) of this Agreement shall not constitute an Event of Default hereunder until the fifteenth
(15th) day following the occurrence thereof.

     (c) Breaches of Other Obligations.

     The failure of any Obligor to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

     (d) Breach of Representations and Warranties.

     The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect as of the date made.

     (e) Loss of Collateral.

     The loss, theft, damage or destruction of any of the Collateral in an amount in excess of $500,000.00 in the aggregate for all such events during any year of the Original Term or any Renewal Term as determined by Lender in its sole discretion determined in good faith, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral.

     (f) Levy, Seizure or Attachment.

     The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

     (g) Bankruptcy or Similar Proceedings.

     The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

     (h) Appointment of Receiver.

     The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings.

     (i) Judgment.

     The entry of any judgments or orders aggregating in excess of $1,000,000.00 in any Fiscal Year against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

     (j) Death or Dissolution of Obligor.

     The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

     (k) Default or Revocation of Guaranty.

     The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

     (l) Criminal Proceedings.

     The institution in any court of a criminal proceeding against any Obligor which would have a Material Adverse Effect on such Obligor, or the indictment of any Obligor for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms.

     (m) Change of Control.

     The failure of Smithway Corp. to own and have voting control of at least one hundred percent (100%) of the issued and outstanding capital stock of each Borrower and the failure of William G. Smith to own and have voting control of at least twenty (20) percent of the issued and outstanding voting Class A and Class B common shares of Smithway Corp.

     (n) Change of Management.

     If William G. Smith shall cease to be the Chairman of Smithway Corp. and President of each Borrower at any time.

     (o) Material Adverse Change.

     Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender's sole judgment, could have a Material Adverse Effect.

     (p) Federal Highway Administration Matters.

     If  a  Borrower  has   received   notification   by  the  Federal   Highway
Administration that such Borrower's motor carrier operations have been rated "Unsatisfactory" as provided under 49 C.F.R. ss.385, and such rating is not changed to "Satisfactory " within thirty (30) days.

     16. REMEDIES UPON AN EVENT OF DEFAULT.

     Upon the occurrence and during the continuance of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrowers' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrowers' premises without cost to Lender. At Lender's request, each Borrower shall, at such Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and such Borrower. Each Borrower recognizes that if a Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrowers, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrowers are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

     17. CONDITIONS PRECEDENT.

     The obligation of Lender to fund the Term Loans hereunder, to fund the initial Revolving Loan hereunder, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

     (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List");

     (b) Since October 22, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole discretion;

     (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder; and

     (d) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

     18. JOINT AND SEVERAL LIABILITY.

     (a)  Notwithstanding   anything  to  the  contrary  contained  herein,  all
Liabilities of each Borrower hereunder shall be joint and several obligations of Borrowers.

     (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Borrowers and the liens and security interests granted by Borrowers to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and Borrowers agree that if the Liabilities of a Borrower, or any liens or security interests granted by such Borrower securing the Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Borrower and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Liabilities and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

     (d) Lender is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Lender; (ii) accept partial payments on a Borrower's Liabilities; (iii) take and hold security or collateral for the payment of a Borrower's Liabilities hereunder or for the payment of any guaranties of a Borrower's Liabilities or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

     (e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Liabilities from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers' Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Liabilities;
(iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender 's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender 's claim(s) for repayment of any of Borrowers' Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

     19. INDEMNIFICATION.

     Each Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

     20. NOTICE.

     All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention: John Mostofi, facsimile number: (312) 904-6450, and in the case of Borrowers shall be sent to them at their respective principal places of business set forth on Exhibit A hereto or as otherwise directed by Borrowers in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

     21. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by Borrowers to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrowers to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER

CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. Each BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Borrower hereby irrevocably appoints and designates the CT Corporation, with an address of 208 South LaSalle Street Chicago, Illinois 60604 (or any other person having and maintaining a place of business in such state whom such Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as such Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each Borrower agrees that service of such process upon such person shall constitute personal service of such process upon such Borrower Lender agrees to endeavor to provide a copy of such process to the law firm of Scudder Law Firm, P.C. by mail at the address of 411 South 13th Street, Second Floor, Lincoln, Nebraska 68508 or by facsimile transmission at facsimile number (402) 435-4239. Failure of Lender to provide a copy of such process shall not impair Lender's rights hereunder. Each BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

     22. MODIFICATION AND BENEFIT OF AGREEMENT.

     This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Borrower or such other Person who is a party to such Other Agreement and Lender. No Borrower may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, such Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

     23. HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     24. POWER OF ATTORNEY.

     Each Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

     25. CONFIDENTIALITY.

     Each Borrower and Lender hereby agree and acknowledge that any and all information relating to such Borrower which is (i) furnished by such Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Each Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

     26. COUNTERPARTS.

     This Agreement, any of the Other Agreements, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

     27. ELECTRONIC SUBMISSIONS.

     Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrowers in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

     28. WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) EACH BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to such Borrower, including, without limitation any deposit account at Lender or such affiliate.

     (d) EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE SUCH BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

     (e) Lender's failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SMITHWAY MOTOR XPRESS, INC.                LASALLE BANK NATIONAL
                                           ASSOCIATION
By      /s/ G. Larry Owens
       ---------------------
Title    Exec. V.P.
       ---------------------               By     /s/ John Mostofi
                                                 -----------------------
And                                        Title    Sr V.P.
                                                 -----------------------
EAST WEST MOTOR EXPRESS, INC.

By      /s/ G. Larry Owens
       ----------------------------
Title    Vice-Pres
       ----------------------------


Consented and agreed to this 28th day of December by:

SMITHWAY MOTOR XPRESS CORP.                SMSD ACQUISITION CORP.


By      /s/ G. Larry Owens                 By     /s/ G. Larry Owens
       ----------------------                    ------------------------
Title    Exec. V.P.                        Title    Vice-Pres
       ----------------------------              ------------------------

Exhibits and Schedules available upon request.